EXHIBIT 10.6



         DIALOGIC CORPORATION 1997 DIRECTOR STOCK ELECTION/DEFERRAL PLAN

          Article 1. Name. The name of this plan is the Dialogic Corporation 1997 Director Stock Election/Deferral Plan (the "Plan").

          Article 2. Sponsor. The Plan is sponsored by Dialogic Corporation, a New Jersey corporation (the "Company").

          Article 3. Effective Date. The effective date of the Plan is April 29, 1997.

          Article 4. Purpose. The purposes of the Plan are (i) to provide any member (a "Director") of the Board of Directors of the Company (the "Board") with the option of having the fees payable to him by the Company for his serving as a Director (the "Fees") paid in the form of (a) cash or, at the option of the Company, cash equivalent ("Cash"), (b) shares of common stock ("Common Stock") of the Company, or (c) any combination thereof, and (ii) to allow any Director to defer payment to him by the Company of such portion of his Fees as are payable by the Company hereunder in the form of Common Stock (the "Common Stock Portion"), all in accordance with and subject to the terms hereof.

          Article 5. Administration. The Plan shall be administered by a committee (the "Committee") established by the Board, which shall be comprised of one or more members of the Board who are employees of the Company or its subsidiaries; provided, however, if none of the members of the Board are employed by the Company or its subsidiaries, the Plan shall be administered by the Board and the term "Committee" shall refer to the Board. The Committee shall have the sole and exclusive authority to (a) interpret the Plan, (b) determine eligibility to participate, (c) determine the number of shares of Common Stock and amount of Cash distributable under the Plan, (d) determine the time or times at which shares of Common Stock and Cash shall be distributable under the Plan,
(e) establish, amend, or rescind rules relating to the Plan, and (f) make all other determinations necessary or appropriate to administer the Plan. All decisions, determinations, and interpretations made by the Committee shall be binding and conclusive on all persons. Neither the Committee, the Board, nor any of their respective members (each, an "Indemnitee") shall be liable for any action they may take or fail to take with respect to the Plan other than in bad faith, and the Company shall defend, indemnify, and hold harmless each Indemnitee for any such action or inaction.

          Article 6. Eligibility to Make an Election. Any Director may elect to have his Fees for any calendar year paid by the Company either as Cash or shares of Common Stock, or any combination thereof (subject to the rules hereof), by filing his written election ("Election") with the Chief Financial Officer of the Company or his designee in accordance with the terms of the Plan. If a Director fails to make a timely Election, the Fees shall be paid entirely in Cash. A director filing an Election shall specify in the Election the percentage of each Fee (up to 100%) to be paid in the form of Common Stock (the "Stock Percentage").

          Article 7. The amount of the Fees shall be determined from time to time by the Company in its sole discretion, subject to the following rules:

                  (a) The dollar amount of the Fees (including any annual retainer fee and any per meeting fee) for each calendar year with respect to any Director shall be determined by the Company prior to January 1 of such year. With respect to calendar year 1997, the Fees shall be set at the same levels as the comparable Fees applicable in 1996.

                  (b) With respect to each Fee payable to a Director in a particular calendar year, the portion, if any, of such Director's Fee to be payable in Common Stock shall be that number of shares of Common Stock (rounded down to the nearest whole number) equal to (i) the product of such Director's Stock Percentage multiplied by such Fee (the "Stock Amount"), divided by (ii) the Fair Market Value (as defined below) of one share of Common Stock on December 31 of the immediately preceding calendar year (the "December Value").

                  (c) With respect to each Fee payable to a Director in a particular calendar year, the portion, if any, of such Director's Fee to be payable in Cash shall equal the sum of (i) the dollar amount of such Fee minus the Director's Stock Amount and (ii) to the extent that such Director would have been entitled to a fractional share but for the requirement to round down as set forth in Section 7(b) hereof, a cash amount equal to such fraction multiplied by the December Value.

                  (d) "Fair Market Value" shall mean the fair market value of a share of Common Stock on the relevant date. If on such date the Common Stock is listed on a stock exchange or is quoted on the automated quotation system of NASDAQ, the Fair Market Value shall be the closing sale price (or if such price is unavailable, the average of the high bid price and the low asked price) on such date. If no such closing sale price or bid and asked prices are available, the Fair Market Value shall be determined in good faith by the Committee in accordance with generally accepted valuation principles and such other factors as the Committee reasonably deems relevant.

                  (e) The total of all Cash and the aggregate December Value for all shares of Common Stock payable to a Director as his Fees for any calendar year shall equal the Fees payable to such Director for such year, and shall be payable to the Director at or about the time that Fees are regularly paid to members of the Company's Board of Directors.

          Article 8. Election. The form of Election shall be a form approved for use by the Committee with respect to the Plan. In order to be effective for Fees payable with respect to a particular calendar year, such Election must be signed by the applicable Director and delivered to the Company's Chief Financial Officer or his designee prior to January 1 of such calendar year, except that with respect to calendar year 1997, such Election must be delivered by April 29, 1997.

          Article 9. Eligibility for Deferral Treatment. Any Director may elect to become a participant ("Participant") in the deferral aspects of the Plan by filing a written notice of participation ("Notice of Participation") with the Committee in such form as shall be prescribed by the Committee.

          Article 10. Deferred Compensation. Subject to an exception with respect to calendar year 1997 described in Article 11 below, any Participant may elect each calendar year, in accordance with Article 11 below, to defer the payment by the Company of his Common Stock Portion which would otherwise be distributable under the Plan during the following calendar year. The number of shares of Common Stock represented by any Common Stock Portion deferred pursuant to this Article 10 shall be recorded by the Company in a deferred compensation account (the "Account") that is maintained by the Company on its books and records in the name of the Participant. The Account shall be credited, on the dates (the "Fee Dates") that the Fees for any calendar year would be payable (but for the Participant's deferral election hereunder), with the number of shares of Common Stock representing the Common Stock Portion as to which payment has been deferred by the Participant under the Plan. The Company shall furnish each Participant with a statement of his Account at least annually, which statement shall reflect, for each such year, (a) the number of shares of Common Stock credited to such Participant's Account, (b) the dollar amount of such Participant's Fees represented by such shares, and (c) the Fair Market Value on the applicable Fee Dates.

          Article 11. Election To Defer Compensation. The Participation Notice by which a Participant elects to defer his Fees pursuant to the Plan shall be signed by the Participant, dated and delivered to the Committee prior to (a) January 1 of the calendar year in which the Fees to be deferred would otherwise be distributable to the Participant for any calendar year after 1997, and (b) April 29, 1997, with respect to the deferral of any Fees which would otherwise be distributable to the Participant in 1997 after April 29, 1997. Any deferral election made by a Participant shall be irrevocable with respect to any Fees covered by such election. If a Director fails to file a Participation Notice on a timely basis, he shall be deemed to have waived any right he may have hereunder to defer the associated Fee.

          Article 12. Adjustments. In the event that the outstanding shares of Common Stock are hereafter increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split, or reverse stock split, an appropriate and proportionate adjustment shall be made by the Committee in the number and kind of shares as to which distribution is to be made under the Plan and in the number of shares of Common Stock subject to the Plan.

          Article 13. Privileges of Stock Ownership; Dividends.

                  (a) No Director shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock to be paid under the Plan until certificates representing such shares have been issued by the Company and delivered to the Participant.

                  (b) A Director's Account shall not be credited with any amount with respect to any dividends or other distributions paid by the Company on its outstanding Common Stock.

          Article 14. Distribution. With respect to deferred Fees, distribution of a Participant's Account shall be made as follows:

                  (a) The number of shares of Common Stock representing a Director's deferred Fees with respect to any calendar year (rounded down to the nearest whole number) shall be distributed by the Company to such Participant on the earlier of (i) February 1 of the fifth calendar year following the calendar year for which such Fees were earned or (ii) the date on which such Director ceases serving on the Board for any reason.

                  (b) The distribution by the Company of a certificate or certificates for the number of shares of Common Stock representing a Participant's deferred Fees shall be a complete discharge of the Company's liability hereunder with respect to such number of shares. No fractional shares shall be distributed pursuant to the Plan.. To the extent that a Participant would have been entitled to a fractional share but for the requirement to round down as set forth in Sections
         14(b) and 14(c) hereof, a cash amount, equal to such fraction multiplied by the Fair Market Value of one share of Common Stock on the date of distribution, shall be paid to such Participant.

          Article 15. Tax Withholding. The delivery of any shares of Common Stock shall be subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such delivery pursuant hereto, then no such shares shall be delivered unless and until such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Company.

          Article 16. Investment Letter; Restrictions or Obligation of the Company to Issue Securities; Restrictive Legend. Any person acquiring Common Stock or other securities of the Company under the Plan, as a condition precedent to such acquisition, may be required by the Committee to submit a letter to the Company stating that the shares of Common Stock or other securities are being acquired for investment and not with a view to the distribution thereof. The Company shall not be obligated to issue any shares of Common Stock or other securities pursuant to the Plan unless, on the date such shares or other securities otherwise would be issued, such shares or other securities are either registered under the Securities Act of 1933, as amended, and all applicable state securities laws, or exempt from registration thereunder. If, pursuant to the immediately preceding sentence, the Company is not so obligated to issue such shares on such date, it shall pay to the applicable Director in Cash the Fair Market Value (as of such date) of such shares otherwise distributable under the Plan to such Director on such date. If applicable, all shares of Common Stock and other securities issued pursuant to the Plan shall bear a restrictive legend summarizing the restrictions on transferability applicable thereto, including those imposed by federal and state securities laws.

          Article 17. Participant's Rights Unsecured. The rights of any Participant or his designated beneficiary to receive a distribution from an Account hereunder in shares of Common Stock shall be an unsecured claim against the general assets of the Company, and neither the Participant nor his designated beneficiary shall have any rights in or against any amount credited to the Participant's Account or any other specific assets of the Company. The number of such shares credited to an Account shall constitute an unsecured promise of the Company to pay such shares. The Company may, but shall not be obligated to, acquire shares of Common Stock from time to time in anticipation of its obligation to make distributions under the Plan, but no Participant or beneficiary shall have any rights in or against any shares so acquired. All such shares shall constitute general assets of the Company and may be disposed of by the Company at such time(s) and for such purpose(s) as the Company may deem appropriate.

          Article 18. Non-Transferability. The rights of a Director or any beneficiary to any payment under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, attached, or garnished, except
(a) by will or by laws of descent and distribution, or (b) as otherwise may be required by law.

          Article 19. Plan Amendments. The Board may amend the Plan at any time, without the consent of any person; provided, however, that no such amendment shall divest any Participant or beneficiary of the number of shares of Common Stock credited to the Participant's Account or of any rights to which he would have been entitled if the Plan had been terminated immediately prior to the effective date of such amendment or of any unpaid Fees theretofore earned by a Director.

          Article 20. Plan Termination. The Board may terminate the Plan at any time. Upon termination of the Plan, payment of the number of shares of Common Stock credited to a Participant's Account shall be made in the manner and at the time heretofore prescribed. No additional credits shall be made to the Account of a Participant following termination of the Plan.

          Article 21. Expenses. Costs of administration of the Plan shall be paid by the Company.

          Article 22. Notices. Any notice or election required or permitted to be given hereunder shall be in writing and shall be deemed to be filed:

              (a) on the date it is personally delivered to the Committee or its designee; or

              (b) three business days after it is sent by registered or certified mail, addressed to the Committee or its designee.

          Article 23. Authorized Shares. A total of 40,000 shares of Common Stock shall be authorized for issuance pursuant to the Plan.

          Article 24. Governing Law. The Plan shall be governed by and construed in accordance with the law of the State of New Jersey, without giving effect to its choice of law doctrine.

          Article 25. Pronouns. The pronouns used in the Plan are in the masculine gender but shall be construed as feminine or neuter as occasions may require.

              Director's Election to Defer Benefits Pursuant to the Dialogic Corporation Director Stock Election/Deferral Plan


     Pursuant to the Dialogic Corporation Director Stock Election/Deferral Plan (the "Plan"), the undersigned hereby makes the following election:


          I hereby elect to defer, as provided in the Plan, the receipt of all such shares of common stock ("Common Stock") of Dialogic Corporation (the "Company") payable to me, as my Director's Fees to be earned in connection with the performance of my services as a member of the Board of Directors of the Company for the calendar year 199_.

          I hereby designate ____________________________ as my beneficiary to receive the total number of such shares allocated to my Account under the Plan which have not been paid to me on or prior to the date of my death.




                                            ---------------------------------
                                            Director's Signature


                                            Director's Name


Date

 Director's Election Regarding Payment of the Fees Payable under the Dialogic
                Corporation Director Stock Election/Deferral Plan


          Pursuant to the Dialogic Corporation Director Stock Election/Deferral Plan (the "Plan"), the undersigned hereby elects to have the amount payable to me by Dialogic Corporation (the "Company") as my Director Fees, to be earned in connection with the performance of my services as a member of the Board of Directors of the Company for the year 199__, paid to me in the following form:

         |_|      Paid 100% in Cash

         |_| Paid 100% in whole shares of Common Stock, with any fractional shares payable in Cash

         |_| Paid ____% in whole shares of Common Stock, with any balance payable in Cash



                                               ---------------------------------
                                               Director's Signature


                                               Director's Name

                                               Date